EXHIBIT 10.15.6

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 30th day of October, 2012 (the “Execution Date”), by and between BMR-ROGERS STREET LLC, a Delaware limited liability company (“Landlord,” as successor-in-interest to Rogers Street, LLC (“Original Landlord”)), and IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation (formerly known as Microbia, Inc.) (“Tenant”).

RECITALS

A.                                    WHEREAS, Original Landlord and Tenant entered into that certain Lease dated as of January 12, 2007, as amended by that certain First Amendment to Lease dated as of April 9, 2009, that certain Second Amendment to Lease dated as of February 9, 2010 (the “Second Amendment”), that certain Third Amendment to Lease dated as of July 1, 2010, that certain Fourth Amendment to Lease dated as of February 3, 2011, that certain Fifth Amendment to Lease dated as of October 18, 2011 and that certain Sixth Amendment to Lease dated as of July 19, 2012 (collectively, as the same may have been otherwise amended, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Original Premises”) from Landlord at 301 Binney Street in Cambridge, Massachusetts (the “Building”);

B.                                    WHEREAS, Tenant desires to lease additional premises from Landlord; and

C.                                    WHEREAS, Tenant desires to extend the Initial Term of the Lease; and

D.                                    WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                                      Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.  The Lease, as amended by this Amendment, is referred to herein as the “Amended Lease.”

2.                                      Additional Premises Fifth Phase.  As of the Execution Date, Landlord hereby leases to Tenant approximately ninety-three thousand (93,000) contiguous rentable square feet of additional premises located on the fourth floor of the Building, as depicted on Exhibit A attached hereto (the “Additional Premises Fifth Phase”).  The Additional Premises Fifth Phase shall be occupied in four stages (each, a “Stage”), which Stages shall be referred to hereinafter as the “Additional Premises Fifth Phase Stage 1,” the “Additional Premises Fifth Phase Stage 2,” the “Additional Premises Fifth Phase Stage 3” and the “Additional Premises Fifth Phase Stage 4”.  Each Stage will consist of approximately the same square footage (twenty-three thousand two hundred fifty (23,250) rentable square feet), however, the actual rentable square footage and actual useable square footage of each Stage and the Additional Premises Fifth Phase in its entirety will be adjusted and mutually agreed to between Landlord and Tenant based upon the actual constructed rentable square footage and actual constructed useable square footage determined as hereinafter provided in this Amendment in accordance with the Measurement Standard.

3.                                      Term Commencement Date.  The term with respect to the Additional Premises Fifth Phase shall commence upon the Execution Date and shall terminate, subject to any extension options granted pursuant to the Amended Lease, on the Expiration Date (as defined in Section 14 below).  From and after the Execution Date, the term “Premises,” as used in the Amended Lease, shall mean the Original Premises plus the Additional Premises Fifth Phase and, except as otherwise provided herein, all provisions of the Amended Lease shall apply to such Premises.

4.                                      Occupancy of Additional Premises Fifth Phase Stages.  Tenant shall take occupancy of the Additional Premises Fifth Phase Stage 1 no later than the earlier to occur of (a) the date that is one (1) year after approval by the City of Cambridge of the change of use of any Converted Space (as defined in Section 11 below) and (b) December 1, 2013.  Tenant shall take occupancy of the Additional Premises Fifth Phase Stage 2 no later than June 1, 2014.  Tenant shall take occupancy of the Additional Premises Fifth Phase Stage 3 no later than June 1, 2015.  Tenant shall take occupancy of the Additional Premises Fifth Phase Stage 4 no later than June 1, 2016.  At no time shall Tenant be required to physically move into or maintain continuous occupancy of any portion of the Additional Premises Fifth Phase.

5.                                      Additional Premises Fifth Phase Stage 1 Rent Commencement Date.  Rent with respect to the Additional Premises Fifth Phase Stage 1 shall commence upon the earliest of (a) the date upon which Tenant first takes occupancy of all or any portion of the Additional Premises Fifth Phase Stage 1 for the conduct of its business, (b) the date that is one year after approval by the City of Cambridge of the change of use of any Converted Space (as defined below) and (c) December 1, 2013 (the “Additional Premises Fifth Phase Stage 1 Rent Commencement Date”).  Following the Additional Premises Fifth Phase Stage 1 Rent Commencement Date, Landlord and Tenant shall enter into an amendment to the Amended Lease memorializing the actual useable square footage and the actual rentable square footage of the Additional Premises Fifth Phase Stage 1, the Additional Premises Fifth Phase Stage 1 Rent Commencement Date, an appropriate adjustment to Tenant’s Pro Rata Share and the amount of Additional Premises Fifth Phase Finish Work Allowance (as defined in Section 13 below) allocated to the Additional Premises Fifth Phase Stage 1.

6.                                      Additional Premises Fifth Phase Stage 2 Rent Commencement Date.  Rent with respect to the Additional Premises Fifth Phase Stage 2 shall commence upon the earlier of (a) the date upon which Tenant first takes occupancy of all or any portion of the Additional Premises Fifth Phase Stage 2 for the conduct of its business and (b) June 1, 2014 (the “Additional Premises Fifth Phase Stage 2 Rent Commencement Date”).  Following the Additional Premises Fifth Phase Stage 2 Rent Commencement Date, Landlord and Tenant shall enter into an amendment to the Amended Lease memorializing the actual useable square footage and the actual rentable square footage of the Additional Premises Fifth Phase Stage 2, the Additional Premises Fifth Phase Stage 2 Rent Commencement Date, an appropriate adjustment to Tenant’s Pro Rata Share and the amount of Additional Premises Fifth Phase Finish Work Allowance allocated to the Additional Premises Fifth Phase Stage 2.

7.                                      Additional Premises Fifth Phase Stage 3 Rent Commencement Date.  Rent with respect to the Additional Premises Fifth Phase Stage 3 shall commence upon the earlier of (a) the date upon which Tenant first takes occupancy of all or any portion of the Additional Premises Fifth Phase Stage 3 for the conduct of its business and (b) June 1, 2015 (the “Additional Premises Fifth Phase Stage 3 Rent Commencement Date”).  Following the Additional Premises Fifth Phase Stage 3 Rent Commencement Date, Landlord and Tenant shall enter into an amendment to the Amended Lease, memorializing the actual useable square footage and the actual rentable square footage of the Additional Premises Fifth Phase Stage 3, the Additional Premises Fifth Phase Stage 3 Rent Commencement Date, an appropriate adjustment to Tenant’s Pro Rata Share and the amount of Additional Premises Fifth Phase Finish Work Allowance allocated to the Additional Premises Fifth Phase Stage 3.

8.                                      Additional Premises Fifth Phase Stage 4 Rent Commencement Date.  Rent with respect to the Additional Premises Fifth Phase Stage 4 shall commence upon the earlier of (a) the date upon which Tenant first takes occupancy of all or any portion of the Additional Premises Fifth Phase Stage 4 for the conduct of its business and (b) June 1, 2016 (the “Additional Premises Fifth Phase Stage 4 Rent Commencement Date”).  Following the Additional Premises Fifth Phase Stage 4 Rent Commencement Date, Landlord and Tenant shall enter into an amendment to the Amended Lease memorializing the actual useable square footage and the actual rentable square footage of the Additional Premises Fifth Phase Stage 4, the Additional Premises Fifth Phase Stage 4 Rent Commencement Date, an appropriate adjustment to Tenant’s Pro Rata Share and the amount of Additional Premises Fifth Phase Finish Work Allowance allocated to the Additional Premises Fifth Phase Stage 4.

9.                                      Tenant’s Pro Rata Share.  Tenant’s Pro Rata Share shall be increased on the rent commencement date for each Stage (each an “Additional Premises Fifth Phase Stage Rent Commencement Date”) to include the actual rentable square footage of the relevant Stage of the Additional Premises Fifth Phase in the calculation of Tenant’s Pro Rata Share.  Tenant’s Pro Rata Share will be adjusted appropriately and trued up within sixty (60) days’ after the execution of an amendment to the Amended Lease, memorializing the actual useable square footage and the actual rentable square footage of the relevant Stage of the Additional Premises Fifth Phase, the rent commencement date of the relevant Stage of the Additional Premises Fifth Phase, an appropriate adjustment to Tenant’s Pro Rata Share and the amount of Additional Premises Fifth Phase Finish Work Allowance allocated to the relevant Stage.

10.                               Base Rent/Annual Adjustments.  The initial Base Rent for the Additional Premises Fifth Phase Stage 1 shall be $43.00 per rentable square foot per year commencing on the Additional Premises Fifth Phase Stage 1 Rent Commencement Date.  Base Rent for the Additional Premises Fifth Phase Stage 1 shall be increased during the Initial Term on each annual anniversary of the Additional Premises Initial Phase Rent Commencement Date (as defined in the Second Amendment) beginning with the first such annual anniversary after the Additional Premises Fifth Phase Stage 1 Rent Commencement Date by fifty cents ($0.50) per rentable square foot per year.  The initial Base Rent for each other Stage shall be the same dollar value as the Additional Premises Fifth Phase Stage 1 Base Rent, as increased pursuant to the Amended Lease, then in effect on the relevant Additional Premises Fifth Phase Stage Rent Commencement Date.  Base Rent for each other Stage shall be increased during the Initial Term on each annual anniversary of the Additional Premises Initial Phase Rent Commencement Date beginning with the first such annual anniversary after the relevant Additional Premises Fifth Phase Stage Rent Commencement Date by fifty cents ($0.50) per rentable square foot per year.  Base Rent for the Additional Premises Fifth Phase shall not be increased on the Interim Date as provided in Section 1.16 of the Lease.  Base Rent for the Additional Premises Fifth Phase for the Extension Term shall be determined in accordance with Section 1.16 of the Lease.  Commencing on the Additional Premises Fifth Phase Stage 1 Rent Commencement Date for the Additional Premises Fifth Phase Stage 1, the Additional Premises Fifth Phase Stage 2 Rent Commencement Date for the Additional Premises Fifth Phase Stage 2, the Additional Premises Fifth Phase Stage 3 Rent Commencement Date for the Additional Premises Fifth Phase Stage 3 and the Additional Premises Fifth Phase Stage 4 Rent Commencement Date for the Additional Premises Fifth Phase Stage 4, the Base Rent for each relevant Stage of the Additional Premises Fifth Phase shall be paid in equal monthly installments in advance on the first day of each and every calendar month during the Term, as extended pursuant to the Amended Lease, as set forth in Section 4.01 of the Lease.  To the extent any Additional Premises Fifth Phase Stage Rent Commencement Date occurs before the actual rentable square footage of such Stage is determined, the parties hereto agree to true up all payments of Rent for such Stage made prior to the date such actual square footage is determined within thirty (30) days of the date such actual rentable square footage is determined.  The parties will also make any appropriate adjustments and true ups for payments of the Additional Premises Fifth Phase Finish Work Allowance for such phase within thirty (30) days of the date such actual rentable square footage is determined.

11.                               Conversion of Core Space.  Landlord shall use commercially reasonable efforts to work cooperatively with Tenant until December 1, 2013 to seek a change in use from the City of Cambridge permitting the conversion of certain existing mechanical core space within Tenant’s Premises, including the Additional Premises Fifth Phase, as selected by Tenant and as further depicted on Exhibit B attached hereto (the “Core Space”) to laboratory and office space available for Tenant’s use and occupancy.  Any such Core Space that receives approval of such change in use from the City of Cambridge (the “Converted Space”) shall be renovated to “Warm Shell Space” (i.e. such space shall be delivered to Tenant in the same shell condition as the main body of the Additional Premises Fifth Phase is delivered to Tenant) by Landlord, at a cost to Landlord not to exceed One Hundred Eighty-Five Thousand Dollars ($185,000.00).  In the event that the cost to renovate the Converted Space to Warm Shell Space exceeds $185,000.00, Tenant may elect, but shall have no obligation, to pay the amount of such cost that exceeds $185,000.00.  Tenant shall have no obligation to store or pay for the storage of any Landlord property or equipment removed from the Converted Space by Landlord during its renovation of the Converted Space to Warm Shell Space.  Upon the expiration or termination of the Amended

Lease or the surrender of the Converted Space, Tenant shall have no obligation to restore the Converted Space to the condition it was in immediately prior to Tenant’s Finish Work with respect to such space or to replace any Landlord property or equipment that was removed from the Converted Space by Landlord during its renovation of the Converted Space to Warm Shell Space.  The rentable or useable square footage of any Converted Space added to Tenant’s Premises and the Additional Premises Fifth Phase shall not increase Tenant’s existing Pro Rata Share of (a) Taxes, (b) Landlord’s expenses for utilities, (c) Landlord’s insurance premiums related to the Building or (d) Operating Expenses and Tenant shall not be required to pay Base Rent (i.e. Base Rent is Zero Dollars ($0.00) and is not subject to annual escalations pursuant to Section 10 above), with respect to the Converted Space; provided, however, that if Tenant utilizes the Second Additional Premises Fifth Phase Finish Work Allowance (as defined in Section 13 below), or a portion thereof, on the Converted Space, then Base Rent with respect to the Converted Space shall be equal to the amount of the Second Additional Premises Fifth Phase Finish Work Allowance disbursed by Landlord for the Converted Space, amortized and trued-up pursuant to Section 13 below.  Furthermore, Tenant shall be responsible for Additional Rent (other than Tenant’s Pro Rata Share of the expenses listed above) with regard to the Converted Space.

12.                               1st Floor Space.  Additionally, Landlord shall use commercially reasonable efforts to work cooperatively with Tenant until December 1, 2013 to seek a change in use from the City of Cambridge permitting the conversion of certain existing mechanical space located on the first floor of the Building as further depicted on Exhibit C attached hereto (the “1st Floor Space”) to laboratory and office space.  If Landlord receives approval of a change in use from the City of Cambridge for the 1st Floor Space by December 1, 2013, Landlord and Tenant shall enter into a written amendment to the Amended Lease adding such space to Tenant’s Premises and memorializing the actual useable square footage and the actual rentable square footage of the 1st Floor Space and an appropriate adjustment to Tenant’s Pro Rata Share.  The term with respect to the 1st Floor Space shall commence upon the execution date of such amendment and shall terminate, subject to any extension options granted pursuant to the Amended Lease, on the Expiration Date (as defined in Section 14 below).  From and after the execution date of such amendment, the term “Premises,” as used in the Amended Lease, shall mean the Original Premises plus the 1st Floor Space and, except as otherwise provided herein, all provisions of the Amended Lease shall apply to such Premises.  In the aforementioned lease amendment, Tenant shall acknowledge that it is fully familiar with the condition of the 1st Floor Space and agrees to take the same in its condition “as is” as of the execution date of such lease amendment, provided that the 1st Floor Space is then in substantially the same or better condition that the 1st Floor Space is as of the Execution Date.  Tenant shall pay all Additional Rent for such 1st Floor Space commencing as of the date of the aforementioned lease amendment, but shall not be required to pay any Base Rent.  Landlord shall provide to Tenant an additional Finish Work Allowance of One Million Eight Hundred Thousand Dollars ($1,800,000) (the “1st Floor Space Finish Work Allowance”) in order to fund, pursuant to the terms and procedures set forth in Sections 10.04(c) and 10.05 of the Lease (including, without limitation, Tenant’s rights under the last paragraph of Section 10.04(c)-2 of Exhibit 10.04(c)), the design and construction of conference center improvements (which shall include, but not be limited to, the improvements listed on Exhibit D attached hereto) with respect to the 1st Floor Space; provided that, notwithstanding anything in Sections 10.04(c) or 10.05 of the Lease to the contrary, (i) Tenant shall have no obligation to pay or reimburse Landlord for any costs or expenses to review or supervise the construction of the Finish Work with respect to the 1st Floor Space, to review the Construction Documents related thereto or to assist with government filings and (ii) Landlord’s approval of the Construction Documents related to the Finish Work with respect to the 1st Floor Space shall not be unreasonably withheld, conditioned or delayed.  The 1st Floor Space Finish Work Allowance for the 1st Floor Space must be utilized for Finish Work constructed within the 1st Floor Space.

13.                               Finish Work Allowance.  Landlord shall provide to Tenant an additional Finish Work Allowance of Forty Dollars ($40.00) per rentable square foot of Additional Premises Fifth Phase (the “Additional Premises Fifth Phase Finish Work Allowance”) in order to fund, pursuant to the terms and procedures set forth in Sections 10.04(c) and 10.05 of the Lease (including, without limitation, Tenant’s rights under the last paragraph of Section 10.04(c)-2 of Exhibit 10.04(c)), the design and construction by Tenant of the Finish Work with respect to the Additional Premises Fifth Phase; provided that, notwithstanding anything in Sections 10.04(c) or 10.05 of the Lease to the contrary, (i) Tenant shall have no obligation to pay or reimburse Landlord for any costs or expenses to review or supervise the construction of the Finish Work with respect to the Additional Premises Fifth Phase, to review the Construction Documents related thereto or to assist with government filings and (ii) Landlord’s approval of the Construction Documents related to the Finish Work with respect to the Additional Premises Fifth Phase shall not be unreasonably withheld, conditioned or delayed.  The Additional Premises Fifth Phase Finish Work Allowance shall be determined with respect to each Stage based on the actual constructed rentable square footage of such respective Stage.  The Additional Premises Fifth Phase Finish Work Allowance for the Additional Premises Fifth Phase Stage 1 must be utilized for Finish Work constructed within the Additional Premises Fifth Phase Stage 1.  The Additional Premises Fifth Phase Finish Work Allowance for the Additional Premises Fifth Phase Stage 2 must be utilized for Finish Work constructed within the Additional Premises Fifth Phase Stage 2.  The Additional Premises Fifth Phase Finish Work Allowance for the Additional Premises Fifth Phase Stage 3 must be utilized for Finish Work constructed within the Additional Premises Fifth Phase Stage 3.  The Additional Premises Fifth Phase Finish Work Allowance for the Additional Premises Fifth Phase Stage 4 must be utilized for Finish Work constructed within the Additional Premises Fifth Phase Stage 4.

If properly requested by Tenant pursuant to this Section, Landlord shall make available to Tenant a second Finish Work Allowance of Fifty Dollars ($50.00) per rentable square foot of Additional Premises Fifth Phase and Converted Space for Tenant’s use and occupancy (the “Second Additional Premises Fifth Phase Finish Work Allowance”) in order to fund, pursuant to the terms and procedures set forth in Sections 10.04(c) and 10.05 of the Lease (including, without limitation, Tenant’s rights under the last paragraph of Section 10.04(c)-2 of Exhibit 10.04(c)), the design and construction by Tenant of the Finish Work with respect to the Additional Premises Fifth Phase and the Converted Space; provided that, notwithstanding anything in Sections 10.04(c) or 10.05 of the Lease to the contrary, (a) Tenant shall have no obligation to pay or reimburse Landlord for any costs or expenses to review or supervise the construction of the

Finish Work with respect to the Additional Premises Fifth Phase or the Converted Space, to review the Construction Documents related thereto or to assist with government filings and (b) Landlord’s approval of the Construction Documents related to the Finish Work with respect to the Additional Premises Fifth Phase and the Converted Space shall not be unreasonably withheld, conditioned or delayed.  The Second Additional Premises Fifth Phase Finish Work Allowance shall be calculated with respect to each Stage and the Converted Space based on the actual constructed rentable square footage of such respective Stage and the Converted Space.  The Second Additional Premises Fifth Phase Finish Work Allowance must be utilized for Finish Work constructed within the Additional Premises Fifth Phase and the Converted Space. Base Rent (including with respect to the Converted Space which initially is Zero Dollars ($0.00) per rentable square foot) shall be increased to include the amount of the Second Additional Premises Fifth Phase Finish Work Allowance disbursed by Landlord in accordance with the Amended Lease amortized over the period commencing with the day on which the Second Additional Premises Fifth Phase Finish Work Allowance (or any portion thereof) was disbursed and ending on the Expiration Date (defined in Section 14) at a rate of eight percent (8%) annually.  Tenant shall have until seventy-five (75) days following completion of the relevant Finish Work (the “TI Deadline”) to expend the Second Additional Premises Fifth Phase Finish Work Allowance, after which date Landlord’s obligation to fund such costs shall expire.  The amount by which Base Rent shall be increased shall be determined (and Base Rent shall be increased accordingly) as of the TI Deadline, with Tenant paying (on the next succeeding day that Base Rent is due under the Amended Lease (the “TI True-Up Date”)) any underpayment of the further adjusted Base Rent for the period beginning on the day on which the Second Additional Premises Fifth Phase Finish Work Allowance (or any portion thereof) was disbursed and ending on the TI True-Up Date. Landlord shall not be obligated to expend any portion of the Second Additional Premises Fifth Phase Finish Work Allowance until Landlord shall have received from Tenant a letter in the form of Exhibit E attached hereto executed by an authorized officer of Tenant.  In no event shall any unused Second Additional Premises Fifth Phase Finish Work Allowance entitle Tenant to a credit against Rent payable under the Lease.

14.                               Term Extension.  Section 3.03(a) of the Lease is deleted in its entirety.  The reference to Extension Terms in Section 1.09 of the Lease is deleted in its entirety.  The Initial Term of the Lease is hereby extended twenty-four (24) months and shall expire on January 31, 2018 (the “Expiration Date”).  The period of time from February 1, 2016 through January 31, 2018 is referred to as the “Extension Term.”

14.1                        Section 3.03(b) of the Lease (which includes the paragraph under the paragraph referred to as Section 3.03(b) of the Lease), is deleted in its entirety and replaced with the following:

“All references to the Term shall mean the Initial Term as it is extended by the Extension Term (as defined in the Seventh Amendment to Lease dated as of October 30, 2012) and any other extension options granted pursuant to such Seventh Amendment to Lease.”

14.2                        The phrase “If Tenant gives Landlord timely notice of its intention to extend the then-current Term of this Lease, as it may have been previously extended, then within sixty (60) days thereafter” in Section 3.03(c) of the Lease is deleted in its entirety and replaced with “On or before the date that is sixty (60) days prior to the commencement of an Extension Term.”

14.3                        All references to “the applicable Extension Term,” “Extension Terms” or “the First Extension Term” in the Lease shall hereafter be deemed referenced to the Extension Term as defined herein and any other extension options granted pursuant to this Amendment.

14.4                        The phrase “, or with respect to the Second Extension Term, the CPI for the month in which the First Extension Term commenced)” in Section 3.03(e) of the Lease is deleted in its entirety.

15.                               Base Rent/Annual Adjustments During the Extension Term.  Base Rent for the Premises, as defined in the Amended Lease, shall increase during the Extension Term as set forth in the second paragraph of Section 1.16 of the Lease.

16.                               Intentionally omitted.

17.                               Right of First Refusal.  The phrase “any rentable premises on the third floor of the Building” in Section 12 of the Second Amendment is hereby deleted in its entirety and replaced with “any rentable premises in the Building being marketed for lease by Landlord.”

18.                               Options to Extend Term.  Tenant shall have two (2) options (each, an “Option”) to extend the Term by two (2) years each as to the entire Premises (and not less than the entire Premises) upon the following terms and conditions.  Any extension of the Term pursuant to an Option shall be on all the same terms and conditions as the Lease, except as follows:

18.1                        Base Rent shall be adjusted on the first (1st) day of the extension term and each annual anniversary date thereof in accordance with Section 1.16 of the Lease.

18.2                        No Option is assignable separate and apart from the Lease.

18.3                        An Option is conditional upon Tenant giving Landlord written notice of its election to exercise such Option at least twelve (12) months prior to the end of the expiration of the then-current Term.  Time shall be of the essence as to Tenant’s exercise of an Option.  Tenant assumes full responsibility for maintaining a record of the deadlines to exercise an Option.

18.4                        Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise an Option at any time while any Event of Default as described in Article 14 of the Lease has occurred and is continuing until Tenant cures any such Event of Default, if such Event of Default is susceptible to being cured.

18.5                        The period of time within which Tenant may exercise an Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 18.4.

18.6                        All of Tenant’s rights under the provisions of an Option shall terminate and be of no further force or effect if (a) Tenant does not timely exercise an Option, (b) even after Tenant’s due and timely exercise of such Option if, after such exercise, but prior to the commencement date of the new term, an Event of Default as described in Article 14 of the Lease has occurred and is continuing uncured on the commencement date of the new term or (c) or Tenant fails to provide Landlord with a replacement or amended Letter of Credit on or before the beginning of the extension term with an expiration date that is at least ninety-five (95) days following the expiration of the new term, as so extended, provided that an increased amount of such Letter of Credit shall not be required in connection therewith.

19.                               Condition of Premises.  Tenant acknowledges that, other than as set forth below or in the Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Additional Premises Fifth Phase, the Converted Space, the 1st Floor Space, the Building or the Property, or with respect to the suitability of the Additional Premises Fifth Phase, the Converted Space, the 1st Floor Space, the Building or the Property for the conduct of Tenant’s business.  Tenant acknowledges that (a) it is fully familiar with the condition of the Additional Premises Fifth Phase (excluding the Converted Space), and agrees to take the same in its condition “as is” as of the Execution Date and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Additional Premises Fifth Phase, the Converted Space or the 1st Floor Space for Tenant’s occupancy or to pay for or construct any improvements to the Additional Premises Fifth Phase, the Converted Space or the 1st Floor Space except that Landlord shall (1) provide the Additional Premises Fifth Phase Finish Work Allowance, the Second Additional Premises Fifth Phase Finish Work Allowance and the 1st Floor Space Finish Work Allowance, (2) perform improvements in the Converted Space to renovate it to Warm Shell Space condition and (3) on or before nine (9) months after the Execution Date, provide freeze protection for chilled water and reheat coils in the Premises, including the Additional Premises Fifth Phase, in accordance with the specifications set forth in Exhibit F attached hereto.

20.                               Parking.  In addition to any existing Tenant rights to parking spaces under the Lease, commencing on the date requested by Tenant, but in any event, no later than each Additional Premises Fifth Phase Stage Rent Commencement Date, Landlord shall provide Tenant with 1.0 parking spaces per 1,000 useable square feet (exclusive of any mechanical space) of the relevant Additional Premises Fifth Phase Stage at Landlord’s then-current prevailing monthly rate for parking spaces.  Tenant’s use of the parking spaces provided hereunder and Tenant’s rights with respect thereto (including (without limitation) limitations on increases in the prevailing monthly rate for parking spaces) shall otherwise be in accordance with the terms of Section 2.01(d) of the Lease.

21.                               Signage.  In addition to the signage permitted pursuant to Section 9.05 of the Lease, Tenant shall have the right, at Tenant’s sole cost and expense, to install signage on the exterior of the Building in space of a size equal to Tenant’s proportionate share (i.e. based on the rentable square footage of the Premises, including the Additional Premises Fifth Phase, divided by the rentable square footage of the Building) of the space available on the Building for exterior signage, subject to applicable laws, governmental approvals and Landlord’s consent.

22.                               Intentionally omitted.

23.                               Broker. Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than CB Richard Ellis, Inc. (“Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with the representation of Tenant in connection with this Amendment.  Landlord shall compensate Broker in relation to this Amendment pursuant to a separate agreement between Landlord and Broker.

23.1                        Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Amendment, other than as contained in this Amendment.

23.2                        Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Amendment.  Landlord is executing this Amendment in reliance upon Tenant’s representations, warranties and agreements contained within Section 23, Section 23.1 and this Section 23.2.

23.3                        Tenant agrees to indemnify, save, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any other broker or agent, other than Broker, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant.

23.4                        Landlord shall pay any commission, fee or other compensation due to any Landlord broker(s) in connection with this Amendment.  Landlord agrees to indemnify, save, defend and hold Tenant harmless from any and all cost or liability for compensation claimed by any broker or agent employed or engaged by Landlord or claiming to have been employed or engaged by Landlord.

24.                               Confidentiality Covenant of Landlord. Landlord shall keep confidential the Base Rent, the Additional Premises Fifth Phase Finish Work Allowance, the Second Additional Premises Fifth Phase Finish Work Allowance and the 1st Floor Space Finish Work Allowance of this Amendment, but shall not be required to keep any other information contained in this

Amendment, including its execution, confidential, and all proprietary, business and technical information of Tenant and/or its Affiliates obtained by Landlord; provided, however, that Landlord may disclose such confidential information (a) on a need to know basis and in connection with the ordinary course of Landlord’s business to its attorneys, lenders, consultants, advisors, brokers, contractors, and potential successors and assigns, provided that such recipients agree to maintain the confidentiality of such information, (b) as required by law or by order of a court of competent jurisdiction, (c) in the form of aggregate leasing data provided to investors in the normal course of business or (d) in the form of a written press release, which press release is subject to Tenant’s reasonable prior written approval.

25.                               Effect of Amendment.  Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, as amended hereby, their respective assigns.  In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.  From and after the Execution Date, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

26.                               Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

27.                               Counterparts.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

28.                               Authority.  Landlord and Tenant have all necessary and proper authority, without the need for the consent of any other person or entity, other than any consents that have been obtained, to enter into and perform under this Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-ROGERS STREET LLC,
a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

IRONWOOD PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Michael J. Higgins
Name:	Michael J. Higgins
Title:	Chief Operating Officer